SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

ITEX Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3625 – 132nd Ave SE, Suite 200, Bellevue, WA		98006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          On September 14, 2006, the Audit Committee of the Board of Directors of ITEX Corporation determined that ITEX’s audited financial statements for the fiscal year ended July 31, 2005 and 2004 as well as unaudited financial statements for the quarterly periods ended October 31, 2005, January 31, 2006 and April 30, 2006 (“fiscal 2006 quarterly periods”) should be restated in order to correctly record accrued commissions.  In our previously issued financial statements included in our Annual Report on Form 10-KSB for the year ended July 31, 2005, and subsequent Quarterly Reports on Form 10-QSB, as well as financial statements for prior periods, we understated our accrued commissions and current liabilities due to an error in determining the proper time periods covered for cash collections on accounts receivable.  The understatement of accrued commissions has occurred systematically over many years and is believed to be a result of human error.  The error was discovered internally by ITEX during its 2006 fiscal year-end close procedures.

          We expect that to correct the error in accrued commissions, current liabilities on the balance sheet will increase by approximately $445,000 for each of the fiscal years ended July 31, 2005 and 2004.  For the fiscal 2006 quarterly periods, current liabilities on the balance sheet are expected to increase by approximately $483,000, $483,000 and $555,000, respectively.  Although the restatement is expected to increase current liabilities reflected on our balance sheets and reduce our stockholders’ equity for fiscal 2005, fiscal 2004 and the fiscal 2006 quarterly periods, the restatement does not impact revenue recognized during these periods.  Additionally, these restatements are not expected to impact our results of operations or cash flows for the years ended July 31, 2005 and 2004.  We expect the restatements will reduce our net income for each of the fiscal 2006 quarterly periods by $25,000, $0, and $47,000, respectively, totaling $72,000 for the first nine months of fiscal 2006.  Net cash provided by operating activities for those quarters as previously reported will not be impacted.

          The expected restatement impacts set forth in this report are preliminary and unaudited and reflect known restatement adjustments.  These impacts are subject to change as a result of any adjustments arising from the completion of the restatement process, subsequent events and the completion of the audit of the financial statements by our independent auditors.

          The Audit Committee has discussed with Ehrhardt Keefe Steiner & Hottman PC, our independent registered public accounting firm, the matters disclosed in this filing.  We are working expeditiously to prepare our amended filings.  Our restated annual financial statements will be subject to an audit by Ehrhardt Keefe Steiner & Hottman PC, and our restated quarterly financial statements will be subject to a review by Ehrhardt Keefe Steiner & Hottman PC. We expect to file the restated Form 10-KSB/A with the restated prior period, and the restated Forms 10-QSB/A, prior to filing our 2006 Form 10-KSB in October 2006.

Cautionary Statement Regarding Forward-Looking Statements: This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Because statements include risks and uncertainties concerning our expected performance, actual results may differ materially from those expressed or predicted.   Statements in this report should be evaluated in light of these factors and the risk factors and other important factors discussed in our periodic reports and filings with the Securities and Exchange Commission.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

	By:	/s/ Steven White

Steven White
Chief Executive Officer

Date: September 15, 2006